SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 20, 2010

                           EFT BIOTECH HOLDINGS, INC.
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                 (Name of Small Business Issuer in its charter)

           Nevada                      0-53730               20-1211204
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 (State of incorporation)     (Commission File No.)        (IRS Employer
                                                          Identification No.)

                         17800 Castleton St., Suite 300
                           City of Industry, CA 91748
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (626) 581-3335

                                       N/A
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          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
Appointment of Certain officers; Compensatory Arrangements of Certain Officers.


     On September 20, 2010 Jack Jie Qin was appointed as the Company's principal accounting officer. Mr. Qin is the Company's president and principal executive and financial officer. Information regarding Mr. Qin can be found in the Company's report on form 10-K for the year ended March 31, 2010. The Company's 10-K report is available to the public through the website of the Securities Exchange Commission (www.sec.gov).

Item 8.01   Other Events.

     Between January and August of 2008 the Company sold 14,890,040 Units to non-U.S. residents at a price of $3.80 per Unit. The Units were sold pursuant to the exemption provided by Regulation S of the Securities and Exchange Commission.

     Each Unit consisted of one share of the Company's common stock and one warrant. Each warrant allows the holder to purchase one share of the Company's common stock at a price of $3.80.

     The expiration date of the warrants has been extended to November 30, 2011.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   September 22, 2010                EFT BIOTECH HOLDINGS, INC.



                                          By:  /s/ Jack Jie Qin
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                                              Jack Jie Qin, President